Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
ABM Industries Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-78423, 333-78421, 333-48857, 333-85390, 333-116487, 333-137241, 333-159770, 333-167464, 333-179991, 333-202521, 333-211991, 333-224183, 333-254769) of Form S-8 and (No. 333-223233) on Form S-3 of our reports dated December 21, 2022, with respect to the consolidated financial statements and financial statement schedule II of ABM Industries Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
December 21, 2022